SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     _______________________


                           FORM 8-K/A
                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934

                     _______________________


   Date of Report                       December 8, 1997
(Date of earliest event reported)


                     J & J SNACK FOODS CORP.
     (Exact name of registrant as specified in its charter)



    New Jersey                         0-14616                   22-1935537
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
of incorporation or organization)                        Identification Number)


                      6000 Central Highway,
                  Pennsauken, New Jersey 08109
                 (Address, including zip code, of
                  Principal Executive Offices)



                         (609) 665-9533
                 (Registrant's telephone number,
                      including area code)





Item 2.   Acquisition or Disposition of Assets

     On December 8, 1997, J & J Snack Foods Corp. ("Registrant") through its ICEE-USA Corp. subsidiary ("ICEE") acquired all of the common stock of National ICEE Corporation ("NIC"), a marketer and distributor of frozen carbonated beverages under the tradename ICEE, with approximate annual sales of $40,000,000. As a result of the acquisition, the Company now has the rights to market and distribute frozen carbonated beverages under the name ICEE to all of the continental United States, except for portions of eleven states.

     The purchase price paid to the former shareholders of NIC was $9,000,000 in the form of cash. Additionally, ICEE assumed approximately $44,000,000 of debt, of which approximately $42,000,000 was retired at closing. The source of cash utilized to retire the debt and to fund the purchase price was a $40,000,000 term loan and a revolving line of credit with the Registrant's existing banks.


Item 7.  Financial Statements and Exhibits

     (a) Financial statements of business acquired
          Audited Balance Sheets, March 29, 1997 and March 30, 1996 Audited Statement of Operations, years ended March 29,
            1997 and March 30, 1996
          Audited Statement of Stockholders' Equity (Deficiency),
            years ended March 29, 1997 and March 30, 1996
          Audited Statement of Cash Flows, years ended March 29,
            1997 and March 30, 1996
          Unaudited Balance Sheet, September 27, 1997
          Unaudited Statement of Operations for the six months
            ended September 27, 1997
          Unaudited Statement of Stockholders' Equity
           (Deficiency)for the six months ended September 27,
           1997
          Unaudited Statement of Cash Flows for the six months ended September 27, 1997

     (b) Pro forma financial information

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
          STATEMENTS

          The following unaudited pro forma condensed combined financial statements give effect to the acquisition of NIC by the Registrant on December 8, 1997. This pro forma information has been prepared utilizing the historical financial statements of NIC and the Registrant. This information should be read in conjunction with the historical financial statements and notes thereto of the Registrant which are incorporated by reference to the Registrant's Form 10-K and the historical financial statements of NIC which are incorporated within this Form 8-K. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

          The pro forma financial information is based on the purchase method of accounting for the acquisition. The pro forma adjustments are described in the accompanying Sheet and Notes to Unaudited Pro Forma Condensed Combined Statement of Income. The Unaudited Pro Forma condensed combined statements of income for the year ended September 28, 1997 assume that the acquisition of NIC had occurred on September 29, 1996 (combining the results for the twelve months ended September 27, 1997 for NIC and the year ended September 27, 1997 for the Registrant.) The unaudited pro forma condensed combined balance sheet at September 27, 1997 assumes that the acquisition of NIC had occurred on September 27, 1997 (combining the balance sheets for NIC and the Registrant as of September 27, 1997.)

          Acquisition

          The Purchase consideration payable to the former shareholders of NIC consisted of $9,000,000.

          Assumptions

            Purchase Price Allocation

               Although the Registrant does not have complete information at this time as to the fair value of NIC's individual assets and liabilities, an estimate of the eventual allocation of the purchase price was made on the basis of available information. The eventual allocation of the purchase price will be made on the basis of appraisals and valuations which give effect to various factors including the nature and intended future use ofassets acquired in determining their value. It is not anticipated that any change in the allocation price will be material from the pro forma adjustments.

               For purpose of pro forma presentations, the excess purchase price over the net assets acquired is being amortized over an estimated life of twenty years.

               In addition to historical information, the pro forma financial information contains forward-looking state- ments. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Registrant undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.




SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              J & J SNACK FOODS CORP.


                              By:_____________________________
                                 Dennis G. Moore
                                 Senior Vice President & Chief
                                 Financial Officer


Date: February 20, 1998



















                    NATIONAL ICEE CORPORATION

                CONSOLIDATED FINANCIAL STATEMENTS


                       FOR THE YEARS ENDED
                MARCH 29, 1997 AND MARCH 30, 1996









                    NATIONAL ICEE CORPORATION

                        TABLE OF CONTENTS
      FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996





                                          PAGE
                                        NUMBER


Independent Auditor's Report                2

Consolidated Financial Statements:
  Balance sheet                             3
  Operations                                4
  Stockholders' (deficiency)                5
  Cash flows                                6 & 7
  Notes to financial statements             8 to 19






                  INDEPENDENT AUDITOR'S REPORT



                                         May 21, 1997


Officers and Directors
National Icee Corporation
Philadelphia, Pennsylvania

We have audited the accompanying consolidated balance sheet of National Icee Corporation as of March 29, 1997 and March 30, 1996 and the related consolidated statements of operations, stockholders' (deficiency), and cash flows for the years ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Icee Corporation as of March 29, 1997 and March 30, 1996 and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                         Margolis & Company P.C.
                                         Certified Public Accountants








                   NATIONAL ICEE CORPORATION

                   CONSOLIDATED BALANCE SHEET



                                          MARCH 29,     MARCH 30,
                                              1997          1996
                             ASSETS
Current assets:
 Cash                                  $    255,561   $    48,638
 Accounts receivable, net of
  allowance for doubtful
  accounts of $175,000 and
  $142,000, respectively                   3,106,641    2,581,373
 Inventory                                 2,366,610    2,344,594
 Prepaid expenses and other
  current assets                           4,924,033    4,842,573

      Total current assets                10,652,845    9,817,178

Property and equipment, less
  accumulated depreciation                27,348,084   29,229,557

Non-compete covenants                        447,546      564,195

Other intangible assets                    1,060,308      386,403

Other assets                                 161,032      160,608

Deferred income taxes                      3,787,000    3,270,000

                                         $43,456,815  $43,427,941


           LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current liabilities:
 Demand notes, related parties           $   678,459  $   734,456
 Revolving credit, bank                   19,800,000         -
 Line of credit, bank                      3,875,000    1,180,000
 Current portion of long-term debt           264,923      219,873
 Accounts payable and accrued expenses     3,027,548    3,604,738
 Unearned purchase rebates                   164,500      132,000
 Deferred income                               3,333       73,646

      Total current liabilities           27,813,763    5,944,713

Revolving credit, bank                          -      20,000,000
Long-term debt, less current portion       1,296,796      966,719
Subordinated debt                         19,030,127   18,574,616
Unearned purchase rebates                    120,639      274,585
Deferred income                               28,350       31,674

      Total liabilities                   48,289,675   45,792,307

Stockholders' (deficiency)             (  4,832,860)  ( 2,364,366)

                                        $43,456,815   $43,427,941

The notes to consolidated financial statements are an integral part of the above statement.






                   NATIONAL ICEE CORPORATION

              CONSOLIDATED STATEMENT OF OPERATIONS






                                                YEAR ENDED
                                           MARCH 29,   MARCH 30,
                                             1997         1996


Sales                                    $37,887,678  $36,946,167


Cost of sales                             13,672,334   13,634,007


Gross profit                              24,215,344   23,312,160


Selling and administrative expenses       17,729,012   16,842,190


Income before depreciation and amortization,
 interest, royalty and other (income)      6,486,332    6,469,970


Other (income) expenses:
 Depreciation and amortization             6,537,342    6,022,515
 Interest, net                             3,059,659    2,986,384
 Royalty income                         (     70,313) (    93,750)
 Other                                  (     54,862) (    39,121)

                                           9,471,826    8,876,028


Loss before credit for income taxes     (  2,985,494) ( 2,406,058)


Credit for income taxes                 (    517,000) (   916,000)


Net loss                                ($ 2,468,494) ($1,490,058)





The notes to consolidated financial statements are an integral part of the above statement.






                        NATIONAL ICEE CORPORATION

       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)



                                 ADDITIONAL
                       COMMON     PAID-IN     RETAINED      TREASURY
                        STOCK     CAPITAL     EARNINGS        STOCK     TOTAL
                          (a)                                  (b)

Balance, April 1, 1995 $30,854  $1,909,407  ($2,808,813)    ($5,756)  ($874,308)


Net loss                  -           -    (  1,490,058)       -   (  1,490,058)


Balance,
  March 30, 1996        30,854   1,909,407 (  4,298,871)   (  5,756)( 2,364,366)


Net loss                  -           -    (  2,468,494)        -   ( 2,468,494)


Balance,
  March 29, 1997       $30,854  $1,909,407 ( $6,767,365)    ($5,756)($4,832,860)





(a)$.10 par value; 700,000 shares authorized; 308,540 shares issued at March 29, 1997 and March 30, 1996.

(b)  818 shares (at cost)




The notes to consolidated financial statements are an integral part of the above statement.





                   NATIONAL ICEE CORPORATION

              CONSOLIDATED STATEMENT OF CASH FLOWS



                                                        YEAR ENDED
                                                 MARCH 29,         MARCH 30,
                                                    1997              1996
                  INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
 Net loss                                       ($2,468,494)    ($1,490,058)
 Adjustments to reconcile net loss to net
     cash provided by operating activities:
  Deferred income taxes                            (517,000)       (916,000)
  Deferred income earned                            (73,637)        (97,074)
  Amortization                                      421,975         416,217
  Allowance for doubtful accounts                    33,000          92,000
  Depreciation                                    6,115,367       5,606,298
  Accrued interest expense                          660,524         600,106
  Gain on sale of equipment                        (367,478)           -
  (Increase) decrease in operating assets:
    Accounts receivable                             (71,921)        130,789
    Inventory                                       127,992         381,662
    Prepaid expenses and other current assets       179,425     (   296,332)
    Other assets                                      3,936           1,006
  (Decrease) in operating liabilities:
    Accounts payable and accrued expenses        (1,875,290)    (   305,654)

      Net cash provided by operating activities   2,168,399       4,122,960

Cash flows from investing activities:
 Proceeds from sales of equipment and
   intangible assets                              1,198,168            -
 Acquisitions, manufacturing and
  rebuilding of property and equipment           (2,839,674)    ( 3,651,405)
 Purchase of business                            (1,800,000)           -

      Net cash (used in) investing activities (3,441,506) ( 3,651,405) Cash flows from financing activities:
 Proceeds from demand notes                          50,174          26,592
 Repayments of demand notes                        (124,347)        ( 9,555)
 Proceeds from line of credit, bank               2,104,306            -
 Repayment of revolving credit, bank               (200,000)        (70,000)
 Proceeds from long-term and subordinated debt       19,686          71,160
 Repayments of long-term and subordinated debt   (  248,343)      ( 402,994)
 Purchase rebates earned                         (  121,446)      ( 129,273)

      Net cash provided by (used in)
        financing activities                      1,480,030      (  514,070)

Net increase (decrease) in cash                     206,923         (42,515)

Cash at beginning of year                            48,638          91,153
Cash at end of year                             $   255,561     $    48,638

The notes to conslidated financial statements are an integral part of the above statement.


                   NATIONAL ICEE CORPORATION

        CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED


YEAR ENDED
                                                  MARCH 29,         MARCH 30,
                                                    1997              1996


        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:
 Interest                                        $2,443,740        $2,370,731



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

In 1996, the Company incurred a trademark claim in Oklahoma City and in settlement thereof, Sooner Icee, Inc. reduced the purchase price of the franchise costs and operating rights and its long-term debt obligation from the Company in the amount of $27,827 (see Notes 7 and 10).

During the fiscal year ended March 29, 1997, the Company acquired the common stock of Icee Ventures, Inc. for $2,225,000 of which $425,000 was payable as a Note to Individual (see Notes 4 and 10) and the remaining amount of $1,800,000 was borrowed against the bank line of credit. In addition, the Company is obligated to the former stockholder of Icee Ventures, Inc. in the amount of $200,000 for a non-compete covenant (see Notes 6 and 10).

During 1997, the Company agreed to offset equipment held under a lease from a stockholder against subordinated debt to a relative of the stockholder in the amount of $208,057. The equipment had a cost of $350,000 and accumulated depreciation of $141,943.


The notes to consolidated financial statements are an integral part of the above statement.





                   NATIONAL ICEE CORPORATION

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



1.  Nature of Business and Summary of Significant Accounting
Policies

    Nature of business - The Company operates predominately as a distributor of food and beverage products which are dispensed from machines it places, under exclusive arrangements, in retail stores generally located in the eastern United States.

    Principles of consolidation - The accompanying consolidated financial statements include the accounts of National Icee Corporation and its wholly-owned subsidiaries, FCB Syrups, Inc. and Icee Ventures, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

    Use of estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Fiscal year - The Company's fiscal year ends on the Saturday closest to March 31. The fiscal years ended 1997 and 1996 each reflect a 52-week period.

    Inventory - Inventory is valued at the lower of cost or market, cost being determined on a first-in, first-out basis.

    Depreciation and amortization - Depreciation and amortization of property and equipment and intangible assets is provided by use of the straight-line method over their respective estimated useful lives.

    A patent, obtained in April, 1984, is being amortized over 17 years.

    Franchise costs and operating rights are being amortized over five years.

    Non-compete covenants are being amortized over periods of four to eight years.

    Excess of cost of investment over net assets of businesses acquired - The excess of cost of investment over the fair value of net assets acquired prior to November 1, 1970 and included in other intangible assets in the amount of $155,252 is not being amortized because, in the opinion of management, such value is of a permanent nature. The value is reviewed by management on a periodic basis and an amortization program will be established should future events render such treatment appropriate. The excess of cost of investment over the fair value of net assets acquired after November 1, 1970 is being amortized on a straight line basis over 15 years.

    Capitalization of manufacturing and rebuilding costs - The
    Company has its own dispenser manufacturing and rebuilding department. Applicable costs for parts, internal labor and related overhead are capitalized.




NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



1.  Nature of Business and Summary of Significant Accounting
Policies - Continued

    Advertising material on hand - The Company creates advertising material for point of sale marketing. In management's opinion, the advertising materials have a future benefit and are expensed as the material is distributed to customer locations. Advertising expense totaled $506,437 and $672,848 for the years ended in 1997 and 1996, respectively.

    Basis of presentation - The Company has had losses for the past several years and at March 29, 1997 there is a net stockholders' deficiency of $4,832,860. Although this may indicate an uncertainty as to the Company's ability to continue as a going concern, the Company has taken action to mitigate these concerns.

    The Company significantly reduced its overhead for the year ended March 30, 1996 and the number of dispensers manufactured for its own use. In addition, the Company hired a marketing specialist to improve the visibility and recognition of its products at over 8,000 locations and has additional marketing resources and expertise available from The Coca-Cola Company. The Coca-Cola Company has been and will continue to assist the Company with opportunities to supply FCB Syrups and/or dispensers to The Coca-Cola Company's customer base. In addition, the Company acquired a new territory during fiscal year ended March 29, 1997. Although the Company's operating overhead increased for the year ended March 29, 1997 as a result of the acquisition, management believes this acquisition will help to improve sales and income from operations in future years. The Company expects to show improved operating and cash flow results in the future from these improvements and available resources. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


2.  Prepaid Expenses and Other Current Assets

                                              MARCH 29,       MARCH 30,
                                                 1997            1996

    Dispenser parts                           $3,597,182     $3,639,284
    Advertising material on hand                 896,446        610,095
    Other                                        430,405        593,194

                                              $4,924,033     $4,842,573



NATIONAL ICEE CORPORATION

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



3.  Note Receivable - Stock Purchase

    In prior years, common stock was issued pursuant to an incentive stock option plan to certain officers in exchange for their personal notes. Outstanding balances were as follows:

                                                MARCH 29,      MARCH 30,
                                                   1997           1996

    Current portion included with
      "other current assets"                     $11,250        $14,250
    Non-current portion included
      with "other assets"                         11,000         18,500
                                                 $22,250        $32,750


4.  Acquisition of Territory

    On June 14, 1996, the Company acquired 100% of the stock of Icee Ventures, Inc. for $2,225,000. The acquisition was funded with a note payable to the sole stockholder in the amount of $425,000 and cash of $1,800,000, which was borrowed on the bank line of credit. The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based on the fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was $532,000 and has been included with other intangible assets (see Note 7), which is being amortized on a straight-line basis over 15 years. The total purchase price was allocated as follows:

          Accounts receivable                      $   486,347
          Inventory                                    150,008
          Prepaid expenses and
            other current assets                       260,885
          Property and equipment, net                2,432,963
          Other intangible assets                      779,231
          Other assets                                   4,360
          Accounts payable and accrued expenses   (  1,298,100)
          Debt obligations, line of credit,
            bank (1)                             (     590,694)

                                                    $2,225,000

    (1)The Company utilized its bank line of credit to pay off $700,000 of Icee Ventures, Inc.'s obligations to the bank and stockholder, some of which occurred prior to June 14, 1996, in addition to the $1,800,000 borrowed for the acquisition.

    The operating results of the acquired business has been included in the consolidated statement of operations from the date of acquisition.

    In addition, the Company entered into a non-compete covenant agreement over five years with the former stockholder under a note obligation (see Note 10).



NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996




5.  Property and Equipment, at Cost

                                          MARCH 29,   MARCH 30,
                                            1997        1996

    Land, buildings and improvements   $   607,736   $   595,412
    Dispensers                          62,587,982    57,292,172
    Warehouse and office equipment       1,501,423     1,014,880
    Vehicles                               225,941        75,892
                                        64,923,082    58,978,356
    Less accumulated depreciation       37,574,998    29,748,799

                                       $27,348,084   $29,229,557


    Internal manufacturing and rebuilding costs for dispensers were approximately $1,907,239 and $2,563,511 for the years ended in 1997 and 1996, respectively.


6.  Non-Compete Covenants
                                        MARCH 29,        MARCH 30,
                                          1997             1996

    Southeastern Icee, Inc.
      - Florida Territory             $   650,000    $    650,000
    Southeastern Icee, Inc.
      - Georgia Territory                 220,000         220,000
    Icee of St. Louis, Inc.               650,000         650,000
    Sooner Icee, Inc.                     547,597         547,597
    Icee Ventures, Inc.                   200,000            -
    Icee of Memphis, Inc.                  84,186          84,186
    Icee of Plano, Inc.                    50,000          50,000
    Golden Spread Icee, Inc.               25,000          25,000
                                        2,426,783       2,226,783
    Less accumulated amortization       1,979,237       1,662,588
                                      $   447,546     $   564,195

7.  Other Intangible Assets
                                         MARCH 29,         MARCH 30,
                                           1997               1996
    Excess of cost of investment over
      net assets of businesses
      acquired                        $   687,252        $155,252
    Patent                                 98,408          98,408
    Franchise costs and operating rights  755,504         508,273
                                        1,541,164         761,933
    Less accumulated amortization         480,856         375,530

                                       $1,060,308        $386,403

NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



8.  Demand Notes, Related Parties

    The Company is indebted on demand notes payable to various officers and minority stockholders. The notes bear interest at 10%. Related party interest was $134,252 and $178,223 for the years ended March 29, 1997 and March 30, 1996, respectively.


9.  Bank Debt

    The Company refinanced its CoreStates Bank debt on September 19, 1994 with NationsBank of Georgia. The credit facility consists of a line of credit and a revolving credit. The credit facility allows the Company to pay a floating interest rate or a rate based on LIBOR for fixed periods of 1, 2, 3 or 6 months, for either the entire amount of the indebtedness or a portion thereof. The floating rate interest is payable quarterly in arrears on the last business day of each March, June, September and December. The LIBOR interest is payable the last day of the applicable period and three months after the first day for the six-month period.

                                                        MARCH 29,     MARCH 30,
                                                           1997           1996
    Line of credit, NationsBank of Georgia, maximum
      borrowing limit of $5,000,000; floating interest at
      the greater of the federal funds effective rate plus
      1/2% or prime rate plus 1/8%, or LIBOR plus
      2 1/4% (effective interest rate was 8.625% at
      March 29, 1997); maturing December 31, 1997    $  3,875,000  $  1,180,000

    Revolving credit, NationsBank of Georgia, maximum
      borrowing limit of $20,000,000; floating interest at
      the greater of the federal funds effective rate plus
      1/2% or prime rate, or LIBOR plus 2% (effective
      interest rates were 7.31% on $13,000,000, 7.64% on
      $4,000,000 and 8.5% on $3,000,000 at March 29,
      1997); maturing December 31, 1997               $19,800,000   $20,000,000

    The line of credit and revolving credit are collateralized by accounts receivable, inventory property and equipment, and the common stock of the Company. They are also guaranteed by a principal stockholder.

    The credit facility is subject to certain financial covenants as defined in the loan agreement, including the ratio of current assets to current liabilities (excluding NationsBank debt) of no less than 2.0 to 1.0, and certain minimum cash flow requirements. As of March 29, 1997, the Company was in violation of the fixed coverage ratio which stipulates that the cash operating profit should be 1.25 of the sum of interest expense plus 10% of senior indebtedness (as defined in the bank debt agreement). The actual ratio was 1.19 as of March 29, 1997.

NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



10. Long-Term Debt
                                                        MARCH  29,    MARCH 30,
                                                           1997          1996
    Note, Southeastern Icee, Inc. (Georgia Territory),
      with an initial installment of principal of $100,000
      paid December, 1994, and the balance payable in
      annual installments of $112,500 plus interest at
      1 point above prime rate, maturing August, 2002   $  675,000  $  787,500

    Notes, individual, for acquisition of Icee of Memphis
      Territory; payable in monthly installments of
      $6,833 through December, 1994; $6,000 through
      December, 1998; and $3,000 through December,
      2000; including interest at 9%                       172,308     226,140

    Note, Sooner Icee, Inc., payable in quarterly
      installments of $6,957 plus interest at 1 point
      above prime rate, maturing November, 1999             48,697      76,523

    Note, individual, for acquisition of Sooner Icee, Inc.;
      payable in quarterly installments of $6,429 plus
      interest at 1 point over prime rate, maturing
      November, 1999                                        70,714      96,429

    Note, individual, for non-compete agreement in
      acquisition of Icee Ventures, Inc., payable in quarterly
      installments of $12,164 including interest at 8 1/4%,
      maturing June, 2001                                  170,000         -

    Note, individual, for acquisition of Icee Ventures,
      Inc., payable in quarterly installments of $31,250
      beginning September, 1998 plus interest of 8 1/4%,
      maturing December, 2001                              425,000         -
                                                         1,561,719   1,186,592
    Less current portion (due in one year)                 264,923     219,873
                                                        $1,296,796  $  966,719

    Maturities, excluding the revolving and line of credit, NationsBank, are as follows:

            YEAR ENDING IN

                 1998                  $   264,923
                 1999                      379,485
                 2000                      328,797
                 2001                      291,014
                 2002                      185,000
              Thereafter                   112,500
                                        $1,561,719

The prime rate of interest at March 29, 1997 was 8.5%.
NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



11. Subordinated Debt

    Debt subordinated to the NationsBank debt consisted of the following:

    Convertible note - Coca-Cola Financial Corporation (the "Holder"), interest at 6% per annum payable in quarterly installments. The amount of the note was $7,000,000 at the end of both years. The note matures October 1, 1998. The Company may prepay the note after October, 1996, including a premium of up to 1.7% of the principal. Prior to maturity, the note may be converted by the Holder into the equivalent of 22% of the Company's common stock. In addition, if certain events occur, the Holder may: accelerate the maturity of the note; require the Company to repurchase all of the Company's stock from the Holder, if the note was converted; or the Company's stockholders may be required to sell all of their stock to the Holder. Under the terms of this agreement, the Holder can designate two members for the Board of Directors of the Company. The Company has appointed the two designees to the Board of Directors.

    Convertible notes - Coca-Cola Financial Corporation (the "Holder"), original amounts totaling $9,000,000 with interest accruing at 3% compounded quarter-annually for Note A, 7.497% per annum for Note B, 9.516% per annum for Note C and 9.359% per annum for Note D. The balance of the notes were $11,041,115 and $10,465,042 at March 29, 1997 and March
    30, 1996, respectively. The notes, including interest, mature December 23, 1999 for $12,810,257. The Holder and the Company have options to convert the convertible notes to stock prior to maturity as follows:

                                SHARES
                           BY HOLDER  BY COMPANY    ORIGINAL      MATURITY

        Note A Common         78,695     78,695   $4,479,365   $ 5,521,766
        Note B Preferred      26,715               1,520,635     2,558,105
               Common                    26,715
        Note C Preferred      17,568               1,000,000     1,609,359
               Common                    17,568
        Note D Preferred      35,156               2,000,000     3,121,027
               Common                    35,156

                                                  $9,000,000   $12,810,257


    Notes payable - Stockholders and other related parties, no specific repayment terms, bearing interest at 10% per annum.
    The balances of the notes were $650,012 and $770,574 at March 29, 1997 and March 30, 1996, respectively.

    Notes payable - Non-profit institutions, various 5-10 year notes with interest payable semi-annually at 9% to 12% per annum. The balances of the notes were $339,000 for both years.



                       NATIONAL ICEE CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996


12. Purchase Rebates

    On September 1, 1991, the Company entered into an agreement with The Coca-Cola Company under which it became the Company's sole supplier of frozen carbonated beverage syrups. The contract, which ran through December 31, 1996, required the Company to purchase approximately 12.2 million gallons of Coca-Cola Classic and Flavored FCB syrup subject to minimum amounts each year. The agreement will continue to stay in effect until the 12.2 million gallons of FCB syrups are purchased by the Company. Purchase rebates were earned as follows:

                                       MARCH 29,       MARCH 30,
                                         1997            1996
    Unearned total, beginning of year   $406,585        $535,858

    Rebates earned during year          (121,446)       (129,273)

    Unearned total, end of year         $285,139        $406,585


    At the inception of the agreement, the Company received the full amount of the rebates to be earned. The rebates are earned based on the gallons of FCB syrups the Company purchases. If the agreement is terminated by the Company and it does not meet the minimum required purchases, the remaining unearned purchase rebates are refundable to Coca-Cola, with interest.

    The rebates earned during the year have been reported as a financing activity for purpose of the statement of cash flows.


13. Deferred Income

    Royalty Income:

    On September 1, 1991, the Company received from The Coca-Cola Company an advance of $500,000 representing royalties to be earned by the Company as it makes The Coca-Cola Company's cherry flavored frozen carbonated beverage syrup available to its customers on an exclusive basis. The royalties were earned ratably over the 64-month life of the agreement.

                                                MARCH 29,       MARCH 30,
                                                   1997            1996


    Deferred royalty income, beginning of year    $70,313       $164,063
    Royalties earned during year                 ( 70,313)      ( 93,750)
    Deferred royalty income, end of year              -           70,313
    Current portion                                   -           70,313
    Long-term portion                             $   -         $   -



NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



13. Deferred Income - Continued

    Non-Compete Covenant:

    A covenant not-to-compete in the amount of $50,000 from the sale of the Louisiana Territory in 1994 is being amortized over 15 years.

                                     MARCH 29,      MARCH 30,
                                        1997           1996
    Current portion                  $  3,333       $  3,333
    Long-term portion                 $28,350        $31,674


14. Income Taxes

    The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax bases of assets and liabilities using tax rates in effect for the year in which the differences are expected to reverse.

    The components of the deferred tax assets and liabilities were as follows:


                                                  MARCH 29,         MARCH 30,
                                                    1997               1996
      Deferred tax assets:
        Net operating loss carryforwards         $7,884,000       $7,383,000
        Alternative minimum tax credits             205,000          205,000
        Amortizable goodwill and non-complete       346,000          281,000
        Bad debt reserve                             68,000           55,000
           Total gross deferred tax assets        8,503,000        7,924,000
        Less - valuation allowance                  783,000          253,000
                                                  7,720,000        7,671,000
      Deferred tax liabilities:
        Depreciation                              3,933,000        4,401,000

        Net deferred tax assets                  $3,787,000       $3,270,000


    The Company has various tax credits and net operating loss carryforwards available as follows:

    a)  Alternative minimum tax credits of approximately
        $205,000 are available to offset future income taxes on an indefinite carryforward basis.

    b) Net operating tax loss carryforwards of approximately $20,319,000 are available only for regular income tax purposes and $9,523,000 for alternative minimum tax purposes, which will expire over the period from 2007 to 2012.

    A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized. The net deferred tax assets reflect management's estimate of the amount which will be realized from future profitability which can be predicted with reasonable certainty, as a result of management's downsizing the Company's overhead and significant reductions in the number of dispensers manufactured. The valuation allowance for deferred tax assets as of March 31, 1997 was $783,000 of which $415,000 relates to federal net operating losses and $368,000 relates to state net operating losses that more than likely will expire before being utilized.

    The credit for income taxes consisted of the following:

                               FEDERAL          STATE          TOTAL
    1997:
    Current                  $      -      $      -        $      -
    Deferred                    458,000       59,000          517,000
        Total                $  458,000    $  59,000       $  517,000

    1996:
    Current                  $        -    $      -        $      -
    Deferred                    795,000      121,000          916,000
        Total                $  795,000    $ 121,000       $  916,000


15. Stock Warrants and Options

    Stock Warrants:

    During the year ended March 30, 1991, the Company adopted a Common Stock Purchase Warrant Plan under which up to 65,000 warrants may be sold at a price of $.25 per warrant, allowing the purchaser to buy one share of common stock at a price of $21.30 per share for each warrant presented. The warrnts expired on March 31, 1996.

    At March 28, 1992, warrants to purchase 62,477 shares of the Company's common stock had been issued, none had been exercised and shares of common stock in that amount had been reserved for that purpose.

    Incentive Stock Option Plan:

    The Company has a non-qualified stock option plan (the "Plan") that provides for the issuance of up to 30,000 shares of common stock, in the aggregate, through the granting and exercise of options by specified employees at an option price based on the net book value of the Company plus 10%. The Plan will end April 12, 1999, the tenth anniversary of


NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



    its effective date. Stock options had been granted for a total of 17,300 shares of which 14,155 shares were exercised prior to April 1, 1995.


16. Icee Dispenser Sales

    The Company sold dispensers to other Icee operators during the fiscal year ended March 29, 1997. The total proceeds from these sales were $1,042,228, the cost of the dispensers and the accumulated depreciation were $1,362,434 and $664,134, respectively. The proceeds and net book value were recorded to sales and cost of sales, respectively, in the statement of operations for the year ended March 29, 1997.

    The Company manufactured new dispensers for resale costing $945,885 which were sold for $1,178,450 and have been recorded to cost of sales and sales, respectively, in the statement of operations for the year ended March 30, 1996.

17. Leases and Commitment

    a) Administrative office - The Company has a five-year lease which commenced in 1994 with an annual rental of approximately $120,000.

    b) Warehouses - Annual commitments on leases are as follows:

            YEAR ENDING IN

                 1998                     $876,060
                 1999                      554,298
                 2000                      352,573
                 2001                      173,490
                 2002                      116,496
              Thereafter                   917,168


        Administrative and warehouse rentals amounted to $1,159,317 and $1,159,356 for the years ended in 1997 and 1996, respectively, including $107,771 and $107,318 for locations leased from the Company's principal stockholder and other related parties.

    c) Trucks and cars - The Company has leases for generally 50 months and after 13 months the Company has the option of returning the vehicle. At termination, the Company is liable for the difference between the fair market value and the depreciated value if the fair market value is less than the depreciated value on the leasing company's books, or the Company will receive a reimbursement from the leasing company if the fair market value is greater than the depreciated value on the leasing company's books. Rentals totaled approximately $914,000 and $1,175,000, net of reimbursements of $244,000 and $104,000 for the years ended in 1997 and 1996, respectively. Rentals for truck and car leases should approximate $1,000,000 for each of the following three years.

    d) The Company entered into a consulting agreement which provides for quarterly installments of $10,750 beginning
        March 31, 1993 through December 31, 1999.




NATIONAL ICEE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEARS ENDED MARCH 29, 1997 AND MARCH 30, 1996



18. Profit-Sharing Plan

    The Company has a defined contribution profit-sharing plan for the benefit of substantially all its eligible employees. The Plan's year end is December 31. In 1996 the plan was amended to provide for participants' contributions under a 401(k) provision. The Company's contributions to the profit sharing plan are at the discretion of the Board of Directors up to the maximum allowed by IRS regulations. The profit sharing contributions was $50,000 and $25,000 during each of the years ended in 1997 and 1996, respectively.

    All participants' contributions and investments are directed by the plan participants and are held in a trust for the benefit of plan participants. All employees are 100% vested in their contributions and earnings thereon, but become vested in the Company's contributions and earnings at 10% per year from year one to year four and 20% per year in year five and thereafter with full vesting after seven years.


19. Major Customers

    The Company's sales to one of its customers accounted for 16% of sales for the year ended March 29, 1997 and to two of its customers accounting for a combined 24% of sales for the year ended March 30, 1996.




          NATIONAL ICEE CORPORATION
     UNAUDITED CONSOLIDATED BALANCE SHEET
            SEPTEMBER 27, 1997


ASSETS

Current assets:
  Cash                                              $     9,257
  Accounts receivable, net of alowance
   for doubtful accounts of $175,000                  4,231,548
  Inventory                                           2,849,321
  Prepaid expenses and other current assets           4,780,755

      Total current assets                           11,870,881

Property and equipment, less accumulated
 depreciation                                        26,144,698

Non-compete covenants                                   373,170

Other intangible assets                               1,007,508

Other assets                                            218,868

Deferred income taxes                                 3,787,000
                                                    $43,402,125

LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current liabilities:
  Demand notes, related parties                     $   690,787
  Revolving credit, bank                             17,870,000
  Line of credit, bank                                3,875,000
  Current portion of long-term debt                     298,873
  Accounts payable and accrued expenses               3,432,770
  Unearned purchase rebates                             164,500
  Deferred income                                         3,333

      Total current liabilites                       26,335,263

Long-term debt, less current portion                  1,091,631
Subordinated debt                                    19,327,079
Unearned purchase rebates                                32,918
Deferred income                                          26,688

      Total liabilities                              46,813,579

Stockholders' (deficiency)                           (3,411,454)
                                                    $43,402,125





             NATIONAL ICEE CORPORATION
       CONSOLIDATED STATEMENT OF OPERATIONS
   FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997




Sales                                       $24,733,196

Cost of sales                                 9,166,637

Gross profit                                 15,566,559

Selling and administrative expenses           9,460,704

Income before depreciation and amortization,
 interest and other (income)                  6,105,855

Other (income) expenes:
 Depreciation and amortization                3,249,982
 Interest, net                                1,604,767
 Other                                         (170,300)

                                              4,684,449

Net income                                  $ 1,421,406












                          NATIONAL ICEE CORPORATION
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIENCY)
                FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997







                                 Additional
                        Common    Paid-In    (Accumulated)  Treasury
                         Stock    Capital      Deficit)      Stock     Total
                          (a)                                 (b)
Balance, March 29, 1997 $30,854  $1,909,407  $(6,767,365)  $(5,756) $(4,832,860)

Net income                 -           -       1,421,406      -       1,421,406

Balance, Sept. 27, 1997 $30,854  $1,909,407  $(5,345,959)  $(5,756) $(3,411,454)



(a) $.10 par value; 700,000 shares authorized; 308,540 shares issued at September 27,1997.

(b) 818 shares (at cost)








                   NATIONAL ICEE CORPORATION
            CONSOLIDATED STATEMENT OF CASH FLOWS
        FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997


                INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
 Net income                                        $1,421,406
 Adjustments to reconcile net income to net
     cash provided by operating activities:
   Deferred income earned                              (1,662)
   Amortization                                       127,176
   Depreciation                                     3,125,698
   Accrued interest expense                           327,301
   Loss on sales of equipment                          21,385
   (Increase) decrease in operating assets:
     Accounts receivable                           (1,124,907)
     Inventory                                       (482,711)
     Prepaid expenses and other current assets        143,278
     Other assets                                     (57,836)
   Increase in operating liabilities:
     Accounts payable and accrued expenses            405,222

        Net cash provided by operating activities   3,904,350

Cash flows from investing activities:
 Proceeds from sales of equipment                     241,621
 Acquisitions, manufacturing and rebuilding
   of property and equipment                       (2,185,318)

        Net cash (used in) investing activities    (1,943,697)

Cash flow from financing activities:
 Proceeds from demand notes                            25,486
 Repayment of demand notes                            (28,006)
 Repayment of revolving credit, bank               (1,930,000)
 Proceeds from long-term and subordinated debt         78,653
 Repayment of long-term and subordinated debt        (265,369)
 Purchase rebates earned                              (87,721)

        Net cash (used in) financing activities    (2,206,957)

Net (decrease) in cash                               (246,304)

Cash at beginning of period                           255,561

Cash at end of period                              $    9,257


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the period for:
 Interest                                          $1,226,473







     NATIONAL ICEE CORPORATION ("NIC") AND J & J SNACK FOODS CORP. ("J & J")
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                      FOR THE YEAR ENDED SEPTEMBER 27, 1997


                                  Historical
                             J & J          NIC                      Pro Forma
ASSETS                   September 27,  September 27,  Adjustments   Combined
                              1997          1997

Cash and cash
  equivalents            $  1,401,000    $     9,000   $            $  1,410,000
Receivables                25,458,000      4,232,000                  29,690,000
Inventories                13,535,000      3,866,000                  17,401,000
Prepaid Expenses and
  Deposits                    853,000        264,000      (70,000)(A)  1,047,000
 Total Current Assets      41,247,000      8,371,000      (70,000)    49,548,000

Property, Plant and
  Equipment, net           67,222,000     26,145,000                  93,367,000

Other Assets                6,899,000      7,506,000    (3,787,000)(C)10,618,000

Goodwill, trademarks and
  rights, net              21,459,000      1,381,000    20,968,000 (B)43,808,000
                         $136,827,000    $43,403,000   $17,111,000  $197,341,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                   -        21,745,000                  21,745,000
Current maturities of
  long-term debt               16,000        990,000                   1,006,000
Accounts payable           13,315,000      3,432,000                  16,747,000
Accrued liabilities         8,652,000        201,000     4,700,000 (D)13,553,000
 Total Current Liabilities 21,983,000     26,368,000     4,700,000    53,051,000

Long-term debt, less current
 maturities                 5,028,000     20,419,000     9,000,000 (E)34,447,000
Deferred income               532,000         27,000                     559,000
Deferred income taxes       3,380,000           -                      3,380,000

Stockholders' Equity
  (deficiency)            105,904,000     (3,411,000)    3,411,000(F)105,904,000
                         $136,827,000    $43,403,000   $17,111,000  $197,341,000


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
     (A)  to record the reclass of prepaid acquisition costs
     (B) to record the excess of the purchase price over the net assets acquired
     (C)  to write off the deferred tax asset not deemed to be realizable
     (D) to record estimated acquisition costs, including an estimate of income tax liability
     (E)  to record the purchase price paid to the former shareholders of NIC
     (F)  to eliminate the Stockholder's Deficiency of NIC



       NATIONAL ICEE CORPORATION ("NIC")AND J & J SNACK FOODS CORP. ("J & J")
               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                           FOR THE YEAR ENDED SEPTEMBER 27, 1997

                               Historical
                            J & J         NIC                         Pro Forma
                        September 27, September 27,   Adjustments     Combined
                             1997          1997

Sales                   $220,318,000  $39,634,000  $               $259,952,000

Cost of Sales            112,159,000   14,344,000    (1,800,000)(A) 124,703,000

Gross Profit             108,159,000   25,290,000     1,800,000     135,249,000

Selling and
 Administrative Expenses  77,249,000   18,627,000    (1,700,000)(A)  94,176,000

Operating Income          30,910,000    6,663,000     3,500,000      41,073,000

Depreciation
 and Amortization         19,270,000    6,731,000      (500,000)(B)  25,501,000

Investment Income            630,000         -                          630,000
Interest Expense            (431,000)  (3,151,000)     (200,000)(D)  (3,782,000)
Other Income                 112,000      190,000                       302,000

Income (loss)
 before taxes             11,951,000   (3,029,000)    3,800,000      12,722,000

Income Taxes (benefit)     3,792,000     (520,000)      805,000(C)    4,077,000

Net Earnings            $  8,159,000  $(2,509,000)  $ 2,995,000     $ 8,645,000

Earnings per common share    $0.91       $(8.17)                        $0.96

Weighted Average Number
  of Shares                8,985,000      307,000                     8,985,000

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
     (A) to reflect reduction of costs and expenses attributable to synergies and benefits from consolidation
     (B) to provide for reduced depreciation and amortization based on the allocation of purchase price to fixed assets and the excess of the purchase price over net assets acquired
     (C) to record income taxes on the increase in earnings before taxes of the combined entity over the earnings before taxes of J & J at J & J's historical rate of 37% of earnings before taxes
     (D)   to reflect additional interest expense on borrowings